United States Securities and Exchange Commission
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date  of Report (Date of earliest event reported)        November 8, 1996




                UNION SQUARE HOTEL PARTNERS, L.P.
      Exact Name of Registrant as Specified in its Charter




                 Commission File Number: 33-6678


           Delaware                             13-3389008
State or Other Jurisdiction of
Incorporation or Organization         I.R.S. Employer Identification No.


3 World Financial Center, 29th Floor,
New York, NY    Attn.: Andre Anderson              10285
Address of Principal Executive Offices            Zip Code

                         (212) 526-3237
       Registrant's Telephone Number, Including Area Code


Item 5.  Other events.

A copy of the Union Square Hotel Partners, L.P (the "Partnership") limited partner report dated November 8, 1996 is attached hereto as Exhibit 99.1 and incorporated herein by this reference. This report provides a discussion of definitive agreements by the Partnership relating to the proposed sale of its hotel, the Grand Hyatt San Francisco.



Item 7.  Exhibits.

Exhibit
Number    Description

99.1      Report to Limited Partners of Union Square Hotel
          Partners, L.P., dated November 8, 1996.







                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         UNION SQUARE HOTEL PARTNERS, L.P.

               BY:       UNION SQUARE/GP CORP.
                         General Partner



Date: November 8, 1996   BY:     /s/ Jeffrey C. Carter
                                 President, Director and
                                 Chief Financial Officer



                    EXHIBIT INDEX TO FORM 8-K



Exhibit
Number    Description

99.1      Report to Limited Partners of Union Square Hotel
          Partners, L.P., dated November 8, 1996.



Union Square Hotel Partners, L.P.
c/o Service Data Corporation
2424 South 130th Circle
Omaha, NE 68144-2596
(800) 223-3464




November 8, 1996

Dear Limited Partner:

     We would like to take this opportunity to update you on certain information relating to the current status of Union Square Hotel
Partners, L.P. (the "Partnership") and its hotel, the Grand Hyatt San Francisco (the "Hotel").

     As discussed in prior reports, the Partnership has been exploring viable options with respect to the January 1997 maturity of the Partnership's secured mortgage debt. To this end, the Partnership retained a nationally recognized real estate firm to facilitate a sale of the Hotel or obtain replacement financing for the Partnership's debt. In late August 1996, after evaluating several purchase offers, the Partnership commenced exclusive negotiations with one prospective purchaser.

     On November 5, 1996, the Partnership entered into an agreement to sell the Hotel for $126,900,000 in cash and the assumption of certain debt owed to an affiliate of the prospective buyer, subject to certain conditions described in the purchase and sale agreement. The prospective buyer is HT-Hotel Equities, Inc., an affiliate of California Hyatt Corporation, the current operator of the Hotel. The buyer will assume all obligations of the Partnership with respect to the Hotel's current management arrangements.

     In connection with the sale, the Partnership expects to repay in full all indebtedness outstanding under the first deed of trust note secured by the Hotel, the balance of which, it is estimated, will be approximately $89.7 million as of December 31, 1996. In addition, the Partnership has also entered into an Allocation and Release Agreement with Capital Growth Mortgage Investors, L.P. ("Capital Growth"), the holder of a second deed of trust note secured by the Hotel. Pursuant to that agreement, Capital Growth has agreed, subject to certain limitations, to temporarily forebear during the pendency of the sale from pursuing a foreclosure action on the second deed of trust. Furthermore, in consideration of the Partnership's efforts and undertakings in connection with the transaction, Capital Growth has agreed to accept approximately $30 million in full satisfaction of all of the Partnership's obligations to Capital Growth (including unsecured debt obligations and the obligation to reimburse Capital Growth for certain costs). Capital Growth's willingness to accept these terms is conditioned on, among other matters, the sale being consummated by March 31, 1997. The general partner of Capital Growth is an affiliate of the undersigned general partner of the Partnership (the "General Partner"). Consequently, the Partnership and Capital Growth each engaged an independent, nationally recognized investment banking firm to negotiate the allocation of proceeds available from the sale of the Hotel (after the payment of transaction costs, the making of closing adjustments, and the repayment of the first deed of trust note) between the Partnership and Capital Growth.

     The Partnership has been advised by its independent investment banking firm that, in such firm's opinion as investment bankers, the allocation of available proceeds to be made between the Partnership and Capital Growth pursuant to the Allocation and Release Agreement is fair, from a financial point of view, to the unitholders of the Partnership, and in that context, the amount of the allocation is at least as favorable to the Partnership as might have been obtained if the allocation had been negotiated with an unaffiliated lender in similar circumstances.

     In addition, as a condition to the effectiveness of the Allocation and Release Agreement, certain affiliates of the General Partner, other than Capital Growth, have entered into a Consent and Release Agreement, pursuant to which such affiliates have agreed to fully release the Partnership from all of the Partnership's unsecured indebtedness to them in an aggregate amount projected to be approximately $14.3 million as of December 31, 1996.

     Upon completion of the sale of the Hotel, the General Partner intends to dissolve the Partnership and to make one or more liquidating distributions in accordance with the terms of the partnership agreement. Any such distributions will be made only after satisfaction of all debts, liabilities and obligations of the Partnership (excluding the amount of the unsecured debt obligations forgiven as described above), payment of other expenses of the sale of the Hotel and of the dissolution and liquidation of the Partnership, and the establishment of any reserves for contingencies that the General Partner deems necessary. We are presently unable to determine with complete certainty the amount that will be available for distribution to the unitholders of the Partnership, or the timing thereof. However, we currently anticipate that the proceeds remaining after the above described sale of the Hotel (together with the estimated Partnership cash reserves), and after the preceding payments have been made and the unsecured debt referred to above has been forgiven, can be expected to be in the approximate range of $9 million to $12 million, or approximately $1.25 to $1.67 per Partnership unit outstanding, assuming a closing of the sale of the Hotel on or prior to March 31, 1997. In addition, the amount of any distribution to the unitholders of the Partnership will depend upon the timing of the sale, and will vary depending on results of Hotel operations prior to the sale and, if necessary, the willingness of the holder of the first deed of trust to renegotiate any maturing debt, or to otherwise forebear from initiating foreclosure proceedings as described below.

     The sale of the Hotel is subject to the satisfaction of certain conditions, including the Partnership obtaining the approval of a majority in interest of the outstanding unitholders of the Partnership. A proxy statement will be mailed for this purpose as promptly as practicable following the filing with the Securities and Exchange Commission and clearance of the requisite disclosure documents. This letter is not, and is not intended to be, a solicitation of unitholder approval of the Hotel sale and related transactions. Such a solicitation may only be effected through definitive proxy materials to be forwarded to the unitholders in the future.

     Because most of the Partnership's debt is scheduled to mature on January 2, 1997, if the sale of the Hotel cannot be consummated by that date, the Partnership expects to seek the agreement of the holder of its first deed of trust note to renegotiate any maturing debt, or to otherwise forebear from exercising any remedies in respect of the Hotel, in order to permit, if necessary, the sale to be consummated after such maturity date. If no such agreement can be reached, or the sale were not to be consummated, there can be no assurance that a satisfactory alternative with respect to the Partnership's debt can be implemented, or that the secured lenders will not initiate foreclosure proceedings against the Hotel. If foreclosure proceedings are started, the General Partner will make a determination at such time as to whether a filing on behalf of the Partnership under Chapter 11 of the United States Bankruptcy Code would be beneficial.

     Please be assured that we will carefully consider appropriate options and will endeavor to keep you apprised of significant developments in future investor reports. In the interim, if you have any questions regarding the information contained in this letter, please contact First Data Investor Services Group at (800) 223-3464.

Very truly yours,

Union Square/GP Corp.
The General Partner

/s/ Jeffrey C. Carter

Jeffrey C. Carter
President